UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 30, 2020
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, OpGen, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders of the Company voted to approve, among other things, a plan under which stock options to purchase an aggregate of 1.3 million shares of the Company’s common stock would be made by the Board of Directors of the Company outside of the stockholder-approved equity incentive plan to its executive officers and non-employee directors (the “2020 Stock Options Plan”). The 2020 Stock Options Plan and the grant made thereunder were approved by the Board of Directors on August 6, 2020, subject to receipt of stockholder approval at the Annual Meeting. Following receipt of stockholder approval at the Annual Meeting, on September 30, 2020, the Company granted the following stock options to the Company’s executive officers and non-employee directors:

Number of Stock Options Granted
Board of Directors
William E. Rhodes, III, Board Chair	50,000
Mario Crovetto	50,000
R. Donald Elsey	50,000
Prabhavathi Fernandes, Ph.D.	50,000
Evan Jones	50,000
Executive Officers
Oliver Schacht, Ph.D.	630,000
Johannes Bacher	210,000
Timothy C. Dec	210,000

The stock option awards to acquire, in aggregate, 1.3 million shares of the Company’s common stock represents approximately 6.59% of outstanding shares of the Company’s common stock as of the record date of the Annual Meeting. The material terms of the 2020 Stock Options Plan are below:

•	Exercise Price. Each stock option grant has an exercise price of $2.12 per share, which is the fair market value of the common stock on September 30, 2020, the date of grant.
•	Administration. The Compensation Committee of the Company will administer the 2020 Stock Options Plan, including, whether, for U.S. taxpayer employees, an option is to be classified as an incentive stock option or non-qualified stock option.

•	Authorized Shares. The aggregate number of shares of the Company’s common stock authorized for issuance is 1,300,000 shares of common stock. Shares subject to awards granted under the 2020 Stock Options Plan that are forfeited or terminated before being exercised will not be available for re-issuance under the 2020 Stock Options Plan. No more than 500,000 shares may be delivered upon the exercise of incentive stock options granted under the 2020 Stock Options Plan.
•	Stock Options. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. Under the 2020 Stock Options Plan, incentive stock options and non-qualified options must be granted with an exercise price of at least 100% of the fair market value of the Company’s common stock on the date of grant. Incentive stock options granted to any holder of more than 10% of our voting shares must have an exercise price of at least 110% of the fair market value of the Company’s common stock on the date of grant. The stock option agreement specifies the date when all or any installment of the option is to become exercisable. For non-employee directors payment of the exercise price must be made in cash. For executive officers, payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (3) by a “net exercise” arrangement, or (4) by any other form that is consistent with applicable laws, regulations and rules.
•	No Transfer. No award granted under the 2020 Stock Options Plan may be transferred in any manner, other than by will or the laws of descent and distribution, provided, however, that an incentive stock option may be transferred or assigned only to the extent consistent with Section 422 of the Code.
•	Adjustments. In the event of a recapitalization, stock split or similar capital transaction, the Compensation Committee of the Company will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2020 Stock Options Plan, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding stock option.
•	Change in Control. If the Company is involved in a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization. Such agreement will provide for (1) the continuation of the outstanding awards by us if we are the surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (3) immediate vesting, exercisability and settlement of the outstanding awards followed by their cancellation, or (4) settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards.
•	Termination or Amendment. The 2020 Stock Options Plan can be terminated by the Board of Directors or Compensation Committee of the Company at any time, and, subject to stockholder approval where required by applicable law, can be amended. Any amendment or termination may not materially impair the rights of holders of outstanding awards without their consent.

•	Effective Date. The 2020 Stock Options Plan became effective on September 30, 2020 upon approval by the stockholders at the Annual Meeting. The 2020 Stock Options Plan will terminate upon the expiration or termination of the last outstanding award.
•	Awards to Non-Employee Directors. The stock options granted to the members of the Company’s Board of Directors will have a one-year vesting schedule, vesting quarterly in equal installments on the first day of each three month period as long as the director is providing services to the Company on each such vesting date. The term of such stock options are ten (10) years after the date of grant; provided, however, that any unvested stock options will expire if the director ceases providing services to the Company, and a departing director will have ninety (90) days to exercise vested stock options after the director ceases providing services to the Company.
•	Awards to Executive Officers. The stock options granted to the Company’s executive officers have a four year vesting schedule, vesting 25% on the first anniversary of the date of grant and the remaining options vesting 6.25% on the quarterly anniversary of the first vesting date for a period of three years, as long as the executive officer continues providing services to the Company on each such vesting date. The term of such stock options are ten (10) years after the date of grant; provided, however, that any unvested stock options will expire if the executive officer ceases providing services to the Company, and a departing officer will have ninety (90) days to exercise vested stock options after the executive officer ceases providing services to the Company.

Item 5.07   —   Submission of Matters to a Vote of Security Holders.

On September 30, 2020, the Company held its Annual Meeting. At the Annual Meeting, the total number of shares represented in person or by proxy was 9,938,314 of the 19,714,348 shares of common stock outstanding and entitled to vote at the Annual Meeting as of the record date, August 17, 2020. The following matters were voted upon at the Annual Meeting:

1.     Election of Directors. The election of the following named persons to serve as directors of the Company until the 2021 Annual Meeting of Stockholders or until their successors are elected and qualified. The votes cast were as follows:

Nominee	For	Vote Withheld	Broker Non-Vote

William E. Rhodes, III	1,621,587	205,512	8,111,215
Mario Crovetto	1,623,391	203,708	8,111,215
R. Donald Elsey	1,619,610	207,489	8,111,215
Prabhavathi Fernandes, Ph.D.	1,607,038	220,061	8,111,215
Evan Jones	1,583,939	243,160	8,111,215
Oliver Schacht, Ph.D.	1,637,994	189,105	8,111,215

2.     The approval of the 2020 Stock Options Plan and the grant thereunder of stock options to purchase an aggregate of 1.3 million shares of the Company’s common stock, which the Company desires to make outside of its existing stockholder-approved equity incentive plan to its executive officers and non-employee members of the Board of Directors. The votes cast were as follows:

1,130,881 votes	FOR the proposal
470,662 votes	AGAINST the proposal
225,555 votes	ABSTAIN

For proposal two, there were 8,111,216 broker non-votes.

3.      The ratification of the appointment of CohnReznick, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. The votes cast were as follows:

9,295,877 votes	FOR the proposal
226,044 votes	AGAINST the proposal
416,392 votes	ABSTAIN

For proposal three, there was 1 broker non-vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer

Date: October 2, 2020